Form 25 for the following funds:
AccuShares S&P GSCI Crude Oil Excess Return Down Shares,
 AccuShares S&P GSCI Crude Oil Excess Return Up Shares,
 AccuShares Spot CBOE VIX Down Shares,
AccuShares Spot CBOE VIX Up Shares